Exhibit 99.1

Allison Transmission Holdings, Inc. Adds David Everitt to Board of Directors

INDIANAPOLIS, August 7, 2014 – Allison Transmission Holdings Inc. (NYSE: ALSN) announced today that David Everitt has been appointed to its Board of Directors.

David Everitt most recently served as Interim Chief Executive Officer of Harsco Corporation from February 2014 to August 2014. Prior to that, Mr. Everitt had been with Deere & Company since 1975, when he joined Deere as an engineer following his graduation from Kansas State University. Over the next nearly four decades, Mr. Everitt held positions of increasing responsibility, most recently responsible for the sales and marketing of all North America and Asia as well as global design and production of John Deere tractors and turf and utility and global Ag Solutions Systems. Mr. Everitt also serves on the board of directors for Agrium Inc., Brunswick Corporation and Harsco Corporation.

“We are delighted that David has agreed to join our Board of Directors,” said Lawrence E. Dewey, Chairman of the Board of Directors. “His vast expertise in the industrials sector and his management experience will be of great value to Allison and we look forward to his contributions.”

Mr. Everitt’s initial term will expire at the 2016 annual meeting of stockholders, at which time it is expected that Mr. Everitt will be included as a nominee for re-election at the meeting. The Board has not appointed Mr. Everitt to serve on any committees at this time.

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About Allison Transmission

Allison Transmission (NYSE: ALSN) is the world’s largest manufacturer of fully automatic transmissions for medium- and heavy-duty commercial vehicles, and is a leader in hybrid-propulsion systems for city buses. Allison transmissions are used in a variety of applications including refuse, construction, fire, distribution, bus, motorhomes, defense and energy. Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA and employs approximately 2,700 people worldwide. With a market presence in more than 80 countries, Allison has regional headquarters in the Netherlands, China and Brazil with manufacturing facilities in the U.S., Hungary and India. Allison also has approximately 1,400 independent distributor and dealer locations worldwide. For more information, visit allisontransmission.com.

Forward-Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical fact contained in this press release are forward-looking statements, including all statements regarding future financial results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,”

“estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: risks related to our substantial indebtedness; our participation in markets that are competitive; general economic and industry conditions; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments and changing customer needs; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; the concentration of our net sales in our top five customers and the loss of any one of these; risks associated with our international operations; brand and reputational risks; our intention to pay dividends; and labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Press Contact

Melissa Sauer

Allison Transmission Inc.

(317) 242-5000

melissa.sauer@allisontransmission.com